Exhibit 99.1

Ponce Bank Receives $1,826,265 in Federal Economic Relief Funds

To Aid Lending to Small Businesses in Communities

in The Bronx, Manhattan, Brooklyn, Queens and Union City, New Jersey

New York (June 21, 2021): PDL Community Bancorp (the “Company”) is pleased to announce that on June 15, 2021, Ponce Bank (the “Bank”), a subsidiary of the Company and the community bank champion of families and small and medium-sized businesses in underserved communities, was informed by the United States Department of the Treasury that it will receive $1,826,265 in federal Economic Relief Funds for Small Businesses. Ponce Bank, a Community Development Financial Institution (“CDFI”) and a Minority Depository Institution (“MDI”), focuses on underserved communities in The Bronx, Manhattan, Brooklyn, Queens, New York and Union City, New Jersey.

The federal funds are being granted under the Treasury's CDFI Rapid Response Program (“CDFI RRP”), which seeks to provide needed capital for CDFIs in order for them to respond to the economic challenges created by the COVID-19 pandemic and its disparate effects on minority communities, such as those served by Ponce Bank. Treasury set aside $1.25 billion nation-wide for investment in these communities.

Carlos P. Naudon, President of Ponce Bank, stated, “This program is an essential step in meeting the needs of our communities. The new funding will enable us to deploy, within the next 60 to 90 days, enhanced and expanded lending programs for small businesses in our communities. The receipt of the Treasury’s CDFI RRP funds acknowledges the huge effort it takes to assist meaningfully small businesses in communities that have been disparately impacted by the pandemic. We plan to target really small businesses — those who gross about $400 per day. These are small businesses with very few employees, yet they are the lifeblood of our communities and the base for economic development. Unfortunately, as Secretary Yellen courageously acknowledged, small businesses owned by people of color suffered more from the slowdown created by the pandemic and continue to have more limited access to capital.”

Ponce Bank has a long and respected history of supporting businesses and individuals in minority and underserved communities throughout New York City and Northern New Jersey. “These are underserved communities; not undeserving communities,” Naudon stresses. Ponce Bank was recently named the top Latino bank in the country by MightyDeposits.com for Ponce’s delivery on its commitments to its communities; MightyDeposits.com cited, among other factors, that 89% of Ponce Bank’s deposits are invested in its communities.

According to Treasury, CDFI RRP grant funds will be used to support eligible activities such as financial products, financial services, development services, and certain operational activities, and to enable CDFIs to build capital reserves and loan-loss reserves. The CDFI Fund designed the program to disburse the funds rapidly in light of the nationwide economic impacts of the COVID-19 pandemic. The CDFI RRP was authorized by the Consolidated Appropriations Act of 2021.

“This is the first time these funds are becoming available in a impactful amount,” Mr. Naudon explains. “It really is unprecedented. We are pleased to have been selected to participate in this essential program, and look forward to playing an important role in helping these small businesses to get back up and running once again.”

About PDL Community Bancorp

PDL Community Bancorp is the financial holding company for Ponce Bank and Mortgage World Bankers, Inc. Ponce Bank is a federally chartered savings association. Ponce Bank is designated a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank’s business primarily consists of taking deposits from the general public and to a lesser extent from alternative funding sources and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock. Mortgage World Bankers, Inc. is a mortgage lender operating in five states. As a Federal Housing Administration (“FHA”)-approved Title II lender, Mortgage World Bankers, Inc. originates and sells to investors single family mortgage loans guaranteed by the FHA, as well as conventional mortgages.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; the anticipated impact of the COVID-19 novel coronavirus pandemic and the Company’s attempts at mitigation; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, PDL Community Bancorp’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.